                         THE McGRAW-HILL COMPANIES, INC.

         SCHEDULE II - RESERVES FOR DOUBTFUL ACCOUNTS AND SALES RETURNS

                             (Thousands of dollars)

                          Balance at  Additions                      Balance
                          beginning    charged                        at end
                           of year   to income  Deductions  Other    of year
                          ---------  ---------  ----------  -----    -------
                                                   (A)       (B)
Year ended 12/31/98
 Allowance for doubtful
  accounts                $ 98,321    $104,597  $ 89,279    $  -     $113,639
 Allowance for returns      84,308      14,476      -          -       98,784
                          --------    --------  --------    -------  --------
                          $182,629    $119,073  $ 89,279    $  -     $212,423
                          ========    ========  ========    =======  ========

Year ended 12/31/97
 Allowance for doubtful
  accounts                $ 85,965    $ 80,600  $ 68,244    $  -     $ 98,321
 Allowance for returns      76,295       8,013      -          -       84,308
                          --------    --------  --------    -------  --------
                          $162,260    $ 88,613  $ 68,244    $  -     $182,629
                          ========    ========  ========    =======  ========

Year ended 12/31/96
 Allowance for doubtful
  accounts                $ 79,980    $ 65,116  $ 67,237    $ 8,106  $ 85,965
 Allowance for returns      47,222       8,296      -        20,777    76,295
                          --------    --------  --------    -------  --------
                          $127,202    $ 73,412  $ 67,237    $28,883  $162,260
                          ========    ========  ========    =======  ========

(A)   Accounts written off, less recoveries.

(B) Reserves acquired in connection with the purchase of the Times Mirror Higher Education Group.


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